CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

BRIGHT MINDS BIOSCIENCES LTD. CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of August 15th 2020 (the "Effective Date"), by and between Bright Minds Biosciences Ltd.., Royal Centre, 1055 W Georgia St #1500, Vancouver, BC V6E 4N7 (the "Company"), and, Dr. Krista Lanctot an individual with an address at "****" (the "Advisor"). The Company and the Advisor may be referred to herein individually as "Party" or collectively, as "Parties."

RECITAL

As part of its ongoing program of research and development, the Company desires to retain distinguished scientists and other qualified individuals to advise the Company with respect to its intellectual property strategy and to assist it in the research, development and analysis of the Company's biological technology and products. In furtherance thereof, the Company desires to retain Advisor as described below, and the Company and Advisor desire to enter into this Agreement to affect such retention.

AGREEMENT

In consideration of the mutual covenants set forth below, the Parties hereby agree as follows:

1. CONSULTING SERVICES. COMMENCING AS OF THE EFFECTIVE DATE, THE COMPANY HEREBY RETAINS ADVISOR, AND ADVISOR HEREBY AGREES TO SERVE, AS A CONSULTANT TO THE COMPANY. AS CONSULTANT, THE ADVISOR AGREES TO BE REFFERD TO AS A MEMBER OF THE SCIENTIFC TEAM OF THE COMPANY. ADVISOR AGREES TO PROVIDE THE SERVICES AS FOLLOWS: PROVIDING CONSULTING SERVICES TO THE COMPANY AT ITS REQUEST, INCLUDING A REASONABLE AMOUNT OF INFORMAL CONSULTATION OVER THE TELEPHONE OR OTHERWISE AS REQUESTED BY THE COMPANY. FURTHER, THE ADVISOR AGREES TO HAVE THEIR NAME AND SHORT BIOGRAPHY USED IN THE COMPANY'S MARKETING MATERIALS. THE SERVICES TO BE PROVIDED BY ADVISOR HEREUNDER ARE REFERRED TO COLLECTIVELY HEREIN AS THE "SERVICES." ADVISOR SHALL RESERVE AT LEAST "****" OF SERVICES TO THE COMPANY, AND SUCH ADDITIONAL DAYS AS REQUESTED BY THE COMPANY EACH ANNUAL PERIOD, BUT NOT TO EXCEED "****"  OF SERVICES PER YEAR UNLESS OTHERWISE AGREED. ADVISOR'S CONSULTATION WITH THE COMPANY WILL INVOLVE SERVICES SUCH AS SCIENTIFIC, TECHNICAL AND BUSINESS ADVISOR FOR COMPANY AND SENIOR TEAM AS NEEDED WITH RESPECT TO THE FIELD OF INVESTIGATING TRYPTAMINES COMPOUNDS FOR USE THE TREATMENT OF CLUSTER HEADACH, MIGRANE, AND OTHER APPICALBE PAIN DISORDERS (THE "FIELD") AND REQUIRES THE APPLICATION OF UNIQUE, SPECIAL AND EXTRAORDINARY SKILLS AND KNOWLEDGE THAT ADVISOR POSSESSES IN THE FIELD.

2. Compensation.

As compensation for performing the Services, the Company "****", unless otherwise agreed. The Company will also reimburse Advisor for reasonable out-of-pocket expenses incurred by Advisor subject to the submission of reasonable documentation.

3. INDEPENDENT CONTRACTOR. THE PARTIES UNDERSTAND AND AGREE THAT ADVISOR IS AN INDEPENDENT CONTRACTOR AND NOT AN EMPLOYEE OF THE COMPANY. ADVISOR HAS NO AUTHORITY TO OBLIGATE THE COMPANY BY CONTRACT OR OTHERWISE. ADVISOR WILL NOT BE ELIGIBLE FOR ANY EMPLOYEE BENEFITS, NOR WILL THE COMPANY MAKE DEDUCTIONS FROM ADVISOR'S FEES FOR TAXES (EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW OR REGULATION). ANY TAXES IMPOSED ON ADVISOR DUE TO ACTIVITIES PERFORMED HEREUNDER WILL BE THE SOLE RESPONSIBILITY OF ADVISOR.

4. INSTITUTIONAL AFFILIATIONS.

4.1. THE COMPANY ACKNOWLEDGES THAT ADVISOR IS A SENIOR SCIENTIST AT SUNNYBROOK RESEARCH INSTITUTE (THE "INSTITUTE") AND IS SUBJECT TO THE INSTITUTE'S POLICIES, INCLUDING POLICIES CONCERNING CONSULTING, CONFLICTS OF INTEREST AND INTELLECTUAL PROPERTY. THE COMPANY ACKNOWLEDGES THAT, TO THE EXTENT THAT SUCH POLICIES CONFLICT WITH THE TERMS OF THIS AGREEMENT, ADVISOR'S OBLIGATIONS UNDER THE INSTITUTE'S POLICIES TAKE PRIORITY OVER THE OBLIGATIONS ADVISOR HAS BY REASON OF THIS AGREEMENT. THE COMPANY FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL AFFECT ADVISOR'S OBLIGATIONS TO, OR RESEARCH ON BEHALF OF, THE INSTITUTE. ADVISOR AGREES TO USE REASONABLE EFFORTS TO AVOID OR MINIMIZE ANY SUCH CONFLICT. ADVISOR AGREES THAT HE WILL USE BEST EFFORTS TO AVOID USING ANY FACILITIES OR RESOURCES OF THE INSTITUTE IN PERFORMING THE SERVICES HEREUNDER.

4.2. ADVISOR AGREES TO PROVIDE TO THE COMPANY COPIES OF INSTITUTE'S POLICIES OR GUIDELINES RELATING TO ADVISOR'S OBLIGATIONS TO THE INSTITUTE AND CONSULTING SERVICES, IF ANY, PROMPTLY UPON REQUEST BY THE COMPANY. IF ADVISOR IS REQUIRED BY THE INSTITUTE, PURSUANT TO APPLICABLE GUIDELINES OR POLICIES, TO MAKE ANY DISCLOSURE OR TAKE ANY ACTION THAT CONFLICTS WITH THE SERVICES BEING PROVIDED BY ADVISOR HEREUNDER OR IS THAT CONTRARY TO THE TERMS OF THIS AGREEMENT, ADVISOR WILL PROMPTLY NOTIFY THE COMPANY OF SUCH OBLIGATION, SPECIFYING THE NATURE OF SUCH DISCLOSURE OR ACTION AND IDENTIFYING THE APPLICABLE GUIDELINE OR POLICY UNDER WHICH DISCLOSURE OR ACTION IS REQUIRED, PRIOR TO MAKING SUCH DISCLOSURE OR TAKING SUCH ACTION.

5. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. ADVISOR RECOGNIZES THAT THE COMPANY IS ENGAGED IN A CONTINUOUS PROGRAM OF RESEARCH AND DEVELOPMENT RESPECTING ITS PRESENT AND FUTURE BUSINESS ACTIVITIES. ADVISOR AGREES AS FOLLOWS:

5.1. AT ALL TIMES DURING THE TERM OF ADVISOR'S ASSOCIATION WITH THE COMPANY AND THEREAFTER, ADVISOR WILL HOLD IN STRICTEST CONFIDENCE AND WILL NOT DISCLOSE, USE, LECTURE UPON OR PUBLISH ANY OF THE COMPANY'S PROPRIETARY INFORMATION (DEFINED BELOW), EXCEPT TO THE EXTENT SUCH DISCLOSURE, USE OR PUBLICATION MAY BE REQUIRED IN DIRECT CONNECTION WITH ADVISOR'S PERFORMING REQUESTED SERVICES FOR THE COMPANY, IS EXPRESSLY AUTHORIZED IN WRITING BY AN OFFICER OF THE COMPANY, OR IS REQUIRED BY LAW.

5.2. THE TERM "PROPRIETARY INFORMATION" SHALL MEAN ANY AND ALL TRADE

SECRETS, CONFIDENTIAL KNOWLEDGE, KNOW-HOW, DATA OR OTHER PROPRIETARY INFORMATION OR MATERIALS OF THE COMPANY. BY WAY OF ILLUSTRATION BUT NOT LIMITATION, PROPRIETARY INFORMATION INCLUDES: (I) INVENTIONS, IDEAS, SAMPLES, PROTOTYPES, DEVICES, NEW MOLECULE FORMULATIONS AND BIO MATERIALS, AND PROCEDURES FOR PRODUCING ANY SUCH ITEMS, AS WELL AS DATA, KNOW-HOW, IMPROVEMENTS, INVENTIONS, DISCOVERIES, DEVELOPMENTS, DESIGNS AND TECHNIQUES; (II) INFORMATION REGARDING PLANS FOR RESEARCH, DEVELOPMENT, NEW PRODUCTS, MARKETING AND SELLING ACTIVITIES, BUSINESS MODELS, BUDGETS AND UNPUBLISHED FINANCIAL STATEMENTS, LICENSES, PRICES AND COSTS, SUPPLIERS AND POTENTIAL CUSTOMERS; AND (III) INFORMATION REGARDING THE SKILLS AND COMPENSATION OF EMPLOYEES OR OTHER CONSULTANTS OF THE COMPANY. THE PRECEDING OBLIGATIONS OF ADVISOR OF NONDISCLOSURE AND THE LIMITATION UPON THE RIGHT TO USE THE PROPRIETARY INFORMATION SHALL NOT APPLY TO THE EXTENT THAT ADVISOR CAN DEMONSTRATE BY SUITABLE PHYSICAL EVIDENCE THAT THE PROPRIETARY INFORMATION: (A) WAS IN THE POSSESSION OR CONTROL OF ADVISOR PRIOR TO THE TIME OF DISCLOSURE HEREUNDER; OR (B) WAS INDEPENDENTLY DEVELOPED BY EMPLOYEES OF ADVISOR OR ITS AFFILIATED COMPANIES, WHO HAD NO KNOWLEDGE OF THE INFORMATION; OR (C) AT THE TIME OF DISCLOSURE WAS, OR THEREAFTER BECOMES, PUBLIC KNOWLEDGE THROUGH NO FAULT OR OMISSION OF ADVISOR; OR (D) WAS LAWFULLY OBTAINED BY ADVISOR FROM A THIRD PARTY UNDER NO OBLIGATION OF CONFIDENTIALITY TO COMPANY.

5.3. IN ADDITION, ADVISOR UNDERSTANDS THAT THE COMPANY HAS RECEIVED AND IN THE FUTURE WILL RECEIVE FROM THIRD PARTIES CONFIDENTIAL OR PROPRIETARY INFORMATION ("THIRD PARTY INFORMATION") SUBJECT TO A DUTY ON THE COMPANY'S PART TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION AND TO USE IT ONLY FOR CERTAIN LIMITED PURPOSES. DURING THE TERM OF ADVISOR'S ASSOCIATION AND THEREAFTER, ADVISOR WILL HOLD THIRD PARTY INFORMATION IN THE STRICTEST CONFIDENCE AND WILL NOT DISCLOSE OR USE THIRD PARTY INFORMATION, EXCEPT IN CONNECTION WITH ADVISOR'S PERFORMING REQUESTED SERVICES FOR THE COMPANY, AS EXPRESSLY AUTHORIZED IN WRITING BY AN OFFICER OF THE COMPANY, OR IS REQUIRED BY LAW.

6. INTELLECTUAL PROPERTY RIGHTS.

6.1. ADVISOR AGREES THAT ANY AND ALL IDEAS, INVENTIONS, NEW MOLECULE FORMULATIONS, DISCOVERIES, IMPROVEMENTS, KNOW-HOW AND TECHNIQUES THAT THE ADVISOR CONCEIVES, REDUCES TO PRACTICE OR DEVELOPS DURING THE TERM OF THE AGREEMENT, ALONE OR IN CONJUNCTION WITH OTHERS, BUT ONLY IN THE COURSE OF AND DIRECTLY RELATED TO THE ADVISOR'S PERFORMING THE SERVICES FOR THE COMPANY UNDER THIS AGREEMENT (COLLECTIVELY, THE "INVENTIONS") SHALL BE THE SOLE AND EXCLUSIVE PROPERTY OF THE COMPANY.

6.2. ADVISOR HEREBY ASSIGNS TO THE COMPANY HIS ENTIRE RIGHT, TITLE AND INTEREST IN AND TO ALL INVENTIONS. ADVISOR HEREBY DESIGNATES THE COMPANY AS HIS AGENT FOR, AND GRANTS TO THE COMPANY A POWER OF ATTORNEY, WHICH POWER OF ATTORNEY SHALL BE DEEMED COUPLED WITH AN INTEREST, SOLELY FOR THE PURPOSE OF EFFECTING THE FOREGOING ASSIGNMENT FROM THE ADVISOR TO THE COMPANY. ADVISOR WILL PERFORM OTHER ACTIVITIES NECESSARY TO EFFECT THE INTENT OF THIS SECTION 6.2.

6.3. ADVISOR FURTHER AGREES TO REASONABLY COOPERATE AND PROVIDE REASONABLE ASSISTANCE TO THE COMPANY TO OBTAIN AND FROM TIME TO TIME ENFORCE UNITED STATES AND FOREIGN PATENTS, COPYRIGHTS, AND OTHER RIGHTS AND PROTECTIONS CLAIMING, COVERING OR RELATING TO THE INVENTIONS IN ANY AND ALL COUNTRIES, ALL AT THE COMPANY'S EXPENSE.

6.4. ADVISOR AGREES TO SUBMIT TO THE COMPANY ANY PROPOSED PUBLICATION THAT CONTAINS ANY DISCUSSION RELATING TO THE COMPANY, PROPRIETARY INFORMATION, INVENTIONS OR WORK PERFORMED BY ADVISOR FOR THE COMPANY HEREUNDER. ADVISOR FURTHER AGREES THAT NO SUCH PUBLICATION SHALL BE MADE WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED.

6.5. Notwithstanding anything herein, Company shall not obtain any right in or respecting any intellectual property, information, data, advice, methods, solutions, inventions, technologies, results or any other work products, in any form whatsoever, which: (a) received direct or indirect financial support from the or any of its affiliates (and their affiliates are collectively referred to herein as the "Institution"). Including funding from any outside source awarded to or administered by the Institution, or (b) made use of any space, facilities, materials or other resources of the Institution including resources provided in-kind by outside sources.

6.6. Advisor acknowledges and agrees that he is entering into this Agreement in his individual capacity and not as employee or agent of Institution and that it is his sole responsibility to ensure that the Services do not employ any proprietary information of Institution or make use of Institution's time or resources in violation of Institution's rules and policies. For the avoidance of doubt, in providing Services under this arrangement Advisor will not use the time or services of any other Institution employee nor will Advisor use any Institution facilities, space, equipment, materials, information or other resources, provided that he may use the library and his office.

6.7. Neither the name of Advisor nor that of Institution, nor any variation thereon nor adaptation thereof may be used for any purpose without the prior written approval of the party whose name is to be used.

9. NO IMPROPER USE OF MATERIALS. ADVISOR AGREES NOT TO BRING TO THE COMPANY OR TO USE IN THE PERFORMANCE OF SERVICES FOR THE COMPANY ANY MATERIALS OR DOCUMENTS OF A PRESENT OR FORMER EMPLOYER OF ADVISOR, OR ANY MATERIALS OR DOCUMENTS OBTAINED BY ADVISOR FROM A THIRD PARTY UNDER A BINDER OF CONFIDENTIALITY, UNLESS SUCH MATERIALS OR DOCUMENTS ARE GENERALLY AVAILABLE TO THE PUBLIC OR ADVISOR HAS AUTHORIZATION FROM SUCH PRESENT OR FORMER EMPLOYER OR THIRD PARTY FOR THE POSSESSION AND UNRESTRICTED USE OF SUCH MATERIALS. ADVISOR UNDERSTANDS THAT ADVISOR IS NOT TO BREACH ANY OBLIGATION OF CONFIDENTIALITY THAT ADVISOR HAS TO PRESENT OR FORMER EMPLOYERS OR CLIENTS, AND AGREES TO FULFILL ALL SUCH OBLIGATIONS DURING THE TERM OF THIS AGREEMENT.

10. TERM AND TERMINATION.

10.1. THIS AGREEMENT, AND ADVISOR'S SERVICES HEREUNDER, SHALL COMMENCE ON "****"

10.2. "****"

10.3. THE OBLIGATIONS SET FORTH IN ARTICLES 2, 5, 6, 7 AND 10 THROUGH 16 WILL

SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. UPON TERMINATION OF THIS AGREEMENT, ADVISOR WILL PROMPTLY DELIVER TO THE COMPANY ALL DOCUMENTS AND OTHER MATERIALS OF ANY NATURE PERTAINING TO THE SERVICES, TOGETHER WITH ALL DOCUMENTS AND OTHER ITEMS CONTAINING OR PERTAINING TO ANY PROPRIETARY INFORMATION.

11. ASSIGNMENT. THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BIND AND INURE TO THE BENEFIT OF THEIR RESPECTIVE SUCCESSORS, HEIRS, EXECUTORS AND ADMINISTRATORS, AS THE CASE MAY BE; PROVIDED THAT, AS THE COMPANY HAS SPECIFICALLY CONTRACTED FOR ADVISOR'S SERVICES, ADVISOR MAY NOT ASSIGN OR DELEGATE ADVISOR'S OBLIGATIONS UNDER THIS AGREEMENT EITHER IN WHOLE OR IN PART WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. THE COMPANY MAY ASSIGN ITS RIGHTS AND OBLIGATIONS HEREUNDER TO ANY PERSON OR ENTITY THAT SUCCEEDS TO ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S BUSINESS. ANY ASSIGNMENT NOT IN ACCORDANCE WITH THIS SECTION 11 SHALL BE VOID.

12. LEGAL AND EQUITABLE REMEDIES. BECAUSE ADVISOR'S SERVICES ARE PERSONAL AND UNIQUE AND BECAUSE ADVISOR MAY HAVE ACCESS TO AND BECOME ACQUAINTED WITH THE PROPRIETARY INFORMATION OF THE COMPANY, THE COMPANY SHALL HAVE THE RIGHT TO ENFORCE THIS AGREEMENT AND ANY OF ITS PROVISIONS BY INJUNCTION, SPECIFIC PERFORMANCE OR OTHER EQUITABLE RELIEF WITHOUT PREJUDICE TO ANY OTHER RIGHTS AND REMEDIES THAT THE COMPANY MAY HAVE FOR A BREACH OF THIS AGREEMENT.

13. COMPLETE UNDERSTANDING; MODIFICATION. THIS AGREEMENT, AND THE EXHIBIT MENTIONED HEREIN, CONSTITUTE THE FINAL, EXCLUSIVE AND COMPLETE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO AND SUPERSEDES ALL PRIOR UNDERSTANDINGS AND AGREEMENTS. ANY WAIVER, MODIFICATION OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE EFFECTIVE ONLY IF IN WRITING AND SIGNED BY THE PARTIES HERETO.

14. NOTICES. ANY NOTICES REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN TO THE APPROPRIATE PARTY AT THE ADDRESS LISTED ON THE FIRST PAGE OF THE AGREEMENT, OR SUCH OTHER ADDRESS AS THE PARTY SHALL SPECIFY IN WRITING PURSUANT TO THIS NOTICE PROVISION. SUCH NOTICE SHALL BE DEEMED GIVEN UPON PERSONAL DELIVERY TO THE APPROPRIATE ADDRESS OR THREE DAYS AFTER THE DATE OF DELIVERY IF SENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED; OR THREE DAYS AFTER THE DATE OF DELIVERY IF SENT BY AN OVERNIGHT DELIVERY SERVICE WITH VERIFIED DELIVERY.

15. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS EACH OF WHICH WILL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

16. Indemnification. The Company shall indemnify and defend the Advisor from any and all third party claims against Advisor and any costs, losses or expenses related thereto, including any reasonable legal fees and expenses, arising out of his services or status as an Advisor hereunder, except to the extent such claims arise out of Advisor's deliberate and material misconduct. The Company shall reimburse the Advisor for any reasonable legal fees and expenses incurred by the Advisor in order to enforce the provisions of this paragraph.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

[Signature page]

Bright Minds Biosciences

[Signature page]

"Ian McDonald"

Name: Ian McDonald

Title: CEO

Advisor

"Krista Lanctôt"

Name: Dr. Krista Lanctôt